Exhibit 99
Carrier Reports Strong 2024 Results and Announces 2025 Outlook

Fourth Quarter 2024 Highlights
•Sales of $5.1 billion, up 19% compared to 2023 including 6% organic growth
•GAAP EPS from continuing operations of ($0.05); adjusted EPS from continuing operations of $0.54, up 50%
•Operating margin expansion of 250 basis points and adjusted operating margin expansion of 370 basis points

Full Year 2024 Highlights
•Sales of $22.5 billion, up 19% compared to 2023 including 3% organic growth
•GAAP EPS from continuing operations of $1.22; adjusted EPS from continuing operations of $2.56 up 16%
•Operating margin expansion of 40 basis points and adjusted operating margin expansion of 180 basis points
•Returned ~$2.6 billion to shareholders, including ~$0.7 billion in dividends and ~$1.9 billion shares repurchased

PALM BEACH GARDENS, Fla., February 11, 2025 – Carrier Global Corporation (NYSE:CARR), global leader in intelligent climate and energy solutions, today reported strong financial results for the fourth quarter and full year of 2024.
“We capped a transformational year for Carrier with robust fourth quarter financial results including 6% organic growth, significant adjusted operating profit margin expansion of 370 basis points and 50% adjusted EPS growth. The quarter also marked the completion of our portfolio transformation, which resulted in total divestiture proceeds of over $10 billion,” said Carrier Chairman & CEO David Gitlin. “We successfully acquired and integrated Viessmann Climate Solutions in 2024, giving us the most comprehensive and differentiated global portfolio in our industry. We are well-positioned to deliver strong results in 2025, reinforced by our growing global commercial HVAC backlog supported by the acceleration in data centers, commitment to double-digit aftermarket growth, and leading positions across our businesses. We remain laser focused on delivering value for our customers, employees and shareholders.”
Fourth Quarter 2024 Results
Carrier’s fourth quarter sales of $5.1 billion increased 19% versus the prior year, including 6% organic growth and a 13% net contribution from acquisitions and divestitures.
Sales in the HVAC segment increased 11% organically. Americas sales were up high-teens organically driven by continued strength in Commercial and North America Residential, both up double-digits, partially offset by declines in Light Commercial. EMEA sales were flat organically, with double-digit growth in Commercial offsetting a decline in Residential and Light Commercial. Asia Pacific sales were slightly positive, driven by strength in Japan and South Asia partially offset by declines in residential light commercial in China.
Refrigeration sales were down 6% organically, mostly driven by declines in North America truck and trailer, with flat sales growth across the remainder of the segment.
GAAP operating profit in the quarter of $774 million was up 44% from last year, primarily due to the gain on the sale of Commercial Refrigeration. Adjusted operating profit of $678 million from continuing operations increased 65%, driven by the contribution of Viessmann Climate Solutions, the benefit of organic growth, and productivity.
GAAP net loss from continuing operations was $48 million primarily driven by a tax charge of approximately $650 million related to an internal business re-organization which was more than offset by a related tax benefit recorded in discontinued operations. Adjusted net earnings from continuing operations was $492 million. GAAP EPS and adjusted EPS from continuing operations were ($0.05) and $0.54, respectively.
Full-Year 2024 Results
Carrier’s 2024 sales of $22.5 billion increased 19% compared to the prior year including organic sales growth of 3% and a 16% impact from acquisitions and divestitures. GAAP operating profit of $2.6 billion from continuing operations increased 23%. Adjusted operating profit of $3.5 billion from continuing operations increased 34%, driven by the addition of Viessmann Climate Solutions and strong operational performance.

GAAP net earnings and adjusted net earnings from continuing operations were $1.1 billion and $2.3 billion, respectively. GAAP EPS and adjusted EPS from continuing operations were $1.22 and $2.56, respectively.

Full-Year 2025 Guidance
The Company projects accelerated organic growth in 2025 supported by secular tailwinds, continued innovation and double-digit aftermarket growth.
•Mid-single-digit organic* growth; Reported sales of $22.5 – $23.0 billion
•Commercial Refrigeration divestiture represents a ~$750 million sales headwind versus prior year
•Adjusted operating margin* of 16.5% – 17.0% up ~100 basis points compared to 2024
•Adjusted EPS* of $2.95 – $3.05, up mid to high-teens
•Free cash flow* of $2.4 – $2.6 billion
•Expect to repurchase ~$3 billion in shares

2025 Guidance
Sales	$22.5 – $23.0 billion ~$750 million revenue headwind from CCR exit Organic* up MSD FX (1%) Acquisitions 0% Divestitures (3%)
Adjusted Operating Margin*	16.5% – 17.0% + ~100 bps Y/Y
Adjusted EPS*	$2.95 – $3.05 + ~15-20% Y/Y
Free Cash Flow*	$2.4 – $2.6 billion

*Note: When the company provides expectations for organic sales, adjusted operating profit, adjusted operating margin, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

Conference Call
Carrier will host a webcast of its earnings conference call today, Tuesday, February 11, 2025, at 7:30 a.m. ET. To access the webcast, visit the Events & Presentations section of the Carrier Investor Relations site at ir.carrier.com/news-and-events/events-and-presentations or to listen to the earnings call by phone, participants must pre-register at Carrier Earnings Call Registration. All registrants will receive dial-in information and a PIN allowing access to the live call.
Discontinued Operations
In 2023, the Company announced plans to exit its Fire & Security and Commercial Refrigeration businesses over the course of 2024. The announced plan to exit the Fire & Security segment represented a single disposal plan to separately divest multiple businesses over different reporting periods. Upon the Commercial and Residential Fire Business qualifying as held for sale during the three months ended September 30, 2024, the components of the Fire & Security segment in aggregate met the criteria to be presented as discontinued operations in the Company’s unaudited condensed consolidated statement of operations and unaudited condensed consolidated statement of cash flows. In addition, the assets and liabilities of the Commercial and Residential Fire Business have been reclassified to held for sale at December 31, 2023. The results of the Commercial Refrigeration business did not meet the criteria to be presented in discontinued operations. Accordingly, all financial measures presented herein, including non-GAAP financial measures, are associated with Carrier's continuing operations unless specifically noted. See “Use and Definitions of Non-GAAP Financial Measures” below.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. These forward-looking statements are intended to provide management's current expectations or plans for Carrier's future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, Carrier's plans with respect to its indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Carrier's reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Carrier

Carrier Global Corporation, global leader in intelligent climate and energy solutions, is committed to creating solutions that matter for people and our planet for generations to come. From the beginning, we've led in inventing new technologies and entirely new industries. Today, we continue to lead because we have a world-class, diverse workforce that puts the customer at the center of everything we do. For more information, visit corporate.carrier.com or follow Carrier on social media at @Carrier.

Contact:
Investor Relations
Michael Rednor
561-365-2020
Investor.Relations@Carrier.com

Media Inquiries
Jason Shockley
561-542-0207
Jason.Shockley@Carrier.com

SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS

Following are tables that present selected financial data of Carrier Global Corporation. Also included are reconciliations of non-GAAP measures to their most comparable GAAP measures.

Use and Definitions of Non-GAAP Financial Measures
Carrier Global Corporation (“we” or "our") reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Organic sales, adjusted operating profit, adjusted operating margin, incremental margins / earnings conversion, earnings before interest, taxes and depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted net earnings (loss), adjusted earnings per share (“EPS”), adjusted interest expense, net, adjusted effective tax rate and net debt are non-GAAP financial measures and are associated with Carrier's continuing operations unless specifically noted.

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a nonoperational nature (hereinafter referred to as “other significant items”). Adjusted operating profit represents operating profit (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted operating margin represents adjusted operating profit as a percentage of net sales (a GAAP measure). Incremental margins / earnings conversion represents the year-over-year change in adjusted operating profit divided by the year-over-year change in net sales. EBITDA represents net earnings (loss) attributable to common shareholders (a GAAP measure), adjusted for interest income and expense, income tax expense, and depreciation and amortization. Adjusted EBITDA represents EBITDA, as calculated above, excluding non-service pension benefit, non-controlling interest in subsidiaries’ earnings from operations, restructuring costs and other significant items. Adjusted net earnings (loss) represents net earnings (loss) attributable to common shareowners (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted interest expense, net represents interest expense (a GAAP measure) and interest income (a GAAP measure), net excluding other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Net debt represents long-term debt (a GAAP measure) less cash and cash equivalents (a GAAP measure). For the business segments, when applicable, adjustments of operating profit and operating margins represent operating profit, excluding restructuring, amortization of acquired intangibles and other significant items.

Free cash flow is a non-GAAP financial measure that represents net cash flows provided by operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing our ability to fund its activities, including the financing of acquisitions, debt service, repurchases of our common stock and distribution of earnings to shareowners.

Orders are contractual commitments with customers to provide specified goods or services for an agreed upon price and may not be subject to penalty if cancelled.

When we provide our expectations for organic sales, adjusted operating profit, adjusted operating margin, adjusted interest expense, net, adjusted effective tax rate, incremental margins/earnings conversion, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected net sales, operating profit, operating margin, interest expense, effective tax rate, incremental operating margin, diluted EPS and net cash flows provided by operating activities) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Carrier Global Corporation
Consolidated Statement of Operations

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2024	2023	2024	2023
Net sales
Product sales	$4,530	$3,726	$19,990	$16,665
Service sales	618	590	2,496	2,286
Total Net sales	5,148	4,316	22,486	18,951
Costs and expenses
Cost of products sold	(3,335)	(2,733)	(14,580)	(12,002)
Cost of services sold	(469)	(466)	(1,925)	(1,787)
Research and development	(162)	(138)	(686)	(493)
Selling, general and administrative	(803)	(737)	(3,197)	(2,607)
Total Costs and expenses	(4,769)	(4,074)	(20,388)	(16,889)
Equity method investment net earnings	44	40	231	211
Other income (expense), net	351	257	317	(113)
Operating profit	774	539	2,646	2,160
Non-service pension benefit (expense)	—	(1)	(1)	(1)
Interest (expense) income, net	(81)	(34)	(371)	(160)
Earnings before income taxes	693	504	2,274	1,999
Income tax (expense) benefit	(723)	(68)	(1,062)	(521)
Earnings from continuing operations	(30)	436	1,212	1,478
Discontinued operations, net of tax	2,599	3	4,496	(38)
Net earnings (loss)	$2,569	$439	$5,708	$1,440
Less: Non-controlling interest in subsidiaries'	18	19	104	91
Net earnings (loss) attributable to common shareowners	2,551	420	5,604	1,349
Amounts attributable to common shareowners:
Continuing operations	(48)	417	1,108	1,387
Discontinued operations	2,599	3	4,496	(38)
Net earnings (loss) attributable to common shareowners	2,551	420	5,604	1,349
Earnings per share
Basic:
Continuing operations	$(0.05)	$0.50	$1.23	$1.66
Discontinued operations	2.92	—	5.01	(0.05)
Net earnings (loss)	$2.87	$0.50	$6.24	$1.61
Diluted:
Continuing operations	$(0.05)	$0.49	$1.22	$1.63
Discontinued operations	2.87	—	4.93	(0.05)
Net earnings (loss)	$2.82	$0.49	$6.15	$1.58
Weighted-average number of shares outstanding
Basic	890.1	839.6	898.2	837.3
Diluted	903.4	854.2	911.7	853.0

Carrier Global Corporation
Consolidated Balance Sheet

	(Unaudited)
	As of December 31,
(In millions)	2024	2023
Assets
Cash and cash equivalents	$3,969	$9,852
Accounts receivable, net	2,651	2,080
Inventories, net	2,299	1,823
Assets held for sale	—	5,093
Other assets, current	972	728
Total current assets	9,891	19,576
Future income tax benefits	1,131	718
Fixed assets, net	2,999	2,160
Operating lease right-of-use assets	554	421
Intangible assets, net	6,432	945
Goodwill	14,601	7,520
Pension and post-retirement assets	43	32
Equity method investments	1,194	1,140
Other assets	558	310
Total Assets	$37,403	$32,822
Liabilities and Equity
Accounts payable	$2,458	$2,483
Accrued liabilities	4,182	2,997
Liabilities held for sale	—	1,450
Current portion of long-term debt	1,252	51
Total current liabilities	7,892	6,981
Long-term debt	11,026	14,242
Future pension and post-retirement obligations	214	149
Future income tax obligations	2,015	523
Operating lease liabilities	432	333
Other long-term liabilities	1,429	1,589
Total Liabilities	23,008	23,817

Equity
Common stock, par value $0.01; 4,000,000,000 shares authorized; 948,068,772 and 883,068,393 shares issued; 878,337,677 and 839,910,275 outstanding as of December 31, 2024 and 2023, respectively	9	9
Treasury stock	(3,915)	(1,972)
Additional paid-in capital	8,610	5,535
Retained earnings	11,483	6,591
Accumulated other comprehensive loss	(2,106)	(1,486)
Non-controlling interest	314	328
Total Equity	14,395	9,005
Total Liabilities and Equity	$37,403	$32,822

Carrier Global Corporation
Consolidated Statement of Cash Flows

	(Unaudited)
	Year Ended December 31,
(In millions)	2024	2023
Operating Activities
Net earnings (loss)	$5,708	$1,440
Discontinued operations, net of tax	(4,496)	38
Adjustments for non-cash items, net:
Depreciation and amortization	1,232	491
Deferred income tax provision	(352)	(243)
Stock-based compensation cost	86	71
Equity method investment net earnings	(231)	(211)
(Gain) loss on extinguishment of debt	(82)	—
(Gain) loss on sale of investments / deconsolidation	(322)	(19)
Changes in operating assets and liabilities
Accounts receivable, net	(40)	(161)
Inventories, net	292	123
Accounts payable and accrued liabilities	87	541
Distributions from equity method investments	46	129
Other operating activities, net	(357)	53
Net cash flows provided by (used in) continuing operating activities	1,571	2,252
Net cash flows provided by (used in) discontinued operating activities	(1,008)	355
Net cash flows provided by (used in) operating activities	563	2,607
Investing Activities
Capital expenditures	(519)	(439)
Investment in businesses, net of cash acquired	(10,890)	(84)
Dispositions of businesses	634	54
Settlement of derivative contracts, net	(264)	(50)
Other investing activities, net	14	15
Net cash flows provided by (used in) continuing investing activities	(11,025)	(504)
Net cash flows provided by (used in) discontinued investing activities	9,000	(156)
Net cash flows provided by (used in) investing activities	(2,025)	(660)
Financing Activities
(Decrease) increase in short-term borrowings, net	50	(5)
Issuance of long-term debt	3,412	5,609
Repayment of long-term debt	(5,345)	(111)
Repurchases of common stock	(1,944)	(62)
Dividends paid on common stock	(670)	(620)
Dividends paid to non-controlling interest	(84)	(58)
Other financing activities, net	(30)	(121)
Net cash flows provided by (used in) continuing financing activities	(4,611)	4,632
Net cash flows provided by (used in) discontinued financing activities	(25)	(20)
Net cash flows provided by (used in) financing activities	(4,636)	4,612
Effect of foreign exchange rate changes on cash and cash equivalents	(103)	88
Net increase (decrease) in cash and cash equivalents and restricted cash, including cash classified in current assets held for sale	(6,201)	6,647
Less: Change in cash balances classified as assets held for sale	(320)	97
Net increase (decrease) in cash and cash equivalents and restricted cash	(5,881)	6,550
Cash, cash equivalents and restricted cash, beginning of period	9,853	3,303
Cash, cash equivalents and restricted cash, end of period	3,972	9,853
Less: restricted cash	3	1
Cash and cash equivalents, end of period	$3,969	$9,852

Carrier Global Corporation
Segment Net Sales and Operating Profit

	(Unaudited)
	Three Months Ended December 31,				Year Ended December 31,
	2024		2023		2024		2023
(In millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net sales
HVAC	$4,509	$4,509	$3,293	$3,293	$19,078	$19,078	$15,139	$15,139
Refrigeration	680	680	1,024	1,024	3,475	3,475	3,818	3,818
Segment sales	5,189	5,189	4,317	4,317	22,553	22,553	18,957	18,957
Eliminations and other	(41)	(41)	(1)	(1)	(67)	(67)	(6)	(6)
Net sales	$5,148	$5,148	$4,316	$4,316	$22,486	$22,486	$18,951	$18,951

Operating profit
HVAC	$451	$658	$335	$397	$2,308	$3,370	$2,275	$2,511
Refrigeration	396	82	101	108	715	416	428	449
Segment operating profit	847	740	436	505	3,023	3,786	2,703	2,960
Eliminations and other	(11)	(4)	224	(38)	(95)	(42)	(200)	(91)
General corporate expenses	(62)	(58)	(121)	(56)	(282)	(202)	(343)	(220)
Operating profit	$774	$678	$539	$411	$2,646	$3,542	$2,160	$2,649

Operating margin
HVAC	10.0%	14.6%	10.2%	12.1%	12.1%	17.7%	15.0%	16.6%
Refrigeration	58.2%	12.1%	9.9%	10.5%	20.6%	12.0%	11.2%	11.8%
Total Carrier	15.0%	13.2%	12.5%	9.5%	11.8%	15.8%	11.4%	14.0%

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP)
Operating Profit

	(Unaudited)
	Three Months Ended December 31, 2024
(In millions)	HVAC	Refrigeration	Eliminations and Other	General Corporate Expenses	Carrier
Net sales	$4,509	$680	$(41)	$—	$5,148

Segment operating profit	$451	$396	$(11)	$(62)	$774
Reported operating margin	10.0%	58.2%			15.0%

Adjustments to segment operating profit:
Restructuring costs	$1	$3	$7	$—	$11
Amortization of acquired intangibles	172	—	—	—	172
Acquisition step-up amortization (1)	30	1	—	—	31
Acquisition/divestiture-related costs	4	—	—	4	8
CCR gain	—	(318)	—	—	(318)
Total adjustments to operating profit	$207	$(314)	$7	$4	$(96)

Adjusted operating profit	$658	$82	$(4)	$(58)	$678
Adjusted operating margin	14.6%	12.1%			13.2%

	(Unaudited)
	Three Months Ended December 31, 2023
(In millions)	HVAC	Refrigeration	Eliminations and Other	General Corporate Expenses	Carrier
Net sales	$3,293	$1,024	$(1)	$—	$4,316

Segment operating profit	$335	$101	$224	$(121)	$539
Reported operating margin	10.2%	9.9%			12.5%

Adjustments to segment operating profit:
Restructuring costs	$17	$7	$8	$—	$32
Amortization of acquired intangibles	35	—	—	—	35
Acquisition step-up amortization (1)	10	—	—	—	10
Acquisition/divestiture-related costs	—	—	—	65	65
Bridge loan financing costs	—	—	2	—	2
Viessmann-related hedges	—	—	(272)	—	(272)
Total adjustments to operating profit	$62	$7	$(262)	$65	$(128)

Adjusted operating profit	$397	$108	$(38)	$(56)	$411
Adjusted operating margin	12.1%	10.5%			9.5%
(1) Amortization of the step-up to fair value of acquired inventory and backlog.

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP)
Operating Profit

	(Unaudited)
	Year Ended December 31, 2024
(In millions)	HVAC	Refrigeration	Eliminations and Other	General Corporate Expenses	Carrier
Net sales	$19,078	$3,475	$(67)	$—	$22,486

Segment operating profit	$2,308	$715	$(95)	$(282)	$2,646
Reported operating margin	12.1%	20.6%			11.8%

Adjustments to segment operating profit:
Restructuring costs	$87	$8	$13	$—	$108
Amortization of acquired intangibles	689	—	—	—	689
Acquisition step-up amortization (1)	281	1	—	—	282
Acquisition/divestiture-related costs	5	10	—	80	95
CCR gain	—	(318)	—	—	(318)
Viessmann-related hedges	—	—	86	—	86
Gain on liability adjustment (2)	—	—	(46)	—	(46)
Total adjustments to operating profit	$1,062	$(299)	$53	$80	$896

Adjusted operating profit	$3,370	$416	$(42)	$(202)	$3,542
Adjusted operating margin	17.7%	12.0%			15.8%

	(Unaudited)
	Year Ended December 31, 2023
(In millions)	HVAC	Refrigeration	Eliminations and Other	General Corporate Expenses	Carrier
Net sales	$15,139	$3,818	$(6)	$—	$18,951

Segment operating profit	$2,275	$428	$(200)	$(343)	$2,160
Reported operating margin	15.0%	11.2%			11.4%

Adjustments to segment operating profit:
Restructuring costs	$44	$21	$10	$—	$75
Amortization of acquired intangibles	143	—	—	—	143
Acquisition step-up amortization (1)	41	—	—	—	41
Acquisition/divestiture-related costs	—	—	—	123	123
Bridge loan financing costs	—	—	3	—	3
TCC acquisition-related gain (3)	8	—	—	—	8
Viessmann-related hedges	—	—	96	—	96
Total adjustments to operating profit	$236	$21	$109	$123	$489

Adjusted operating profit	$2,511	$449	$(91)	$(220)	$2,649
Adjusted operating margin	16.6%	11.8%			14.0%
(1) Amortization of the step-up to fair value of acquired inventory and backlog.
(2) Gain associated with an adjustment to our tax-related liability owed to UTC.
(3) The carrying value of our previously held TCC equity investments were recognized at fair value and subsequently adjusted.

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Earnings (Loss), Earnings Per Share, and Effective Tax Rate

	(Unaudited)
	Three Months Ended December 31, 2024				Year Ended December 31, 2024
(In millions, except per share amounts)	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Net sales	$5,148	$—		$5,148	$22,486	$—		$22,486

Operating profit	$774	(96)	a	$678	$2,646	896	a	$3,542
Operating margin	15.0%			13.2%	11.8%			15.8%

Earnings before income taxes	$693	(87)	a,b	$606	$2,274	831	a,b	$3,105
Income tax (expense) benefit	$(723)	627	c	$(96)	$(1,062)	400	c	$(662)
Effective tax rate	104.3%			15.8%	46.7%			21.3%

Earnings from continuing operations attributable to common shareowners	$(48)	$540		$492	$1,108	$1,231		$2,339

Summary of Adjustments:
Restructuring costs		$11	a			$108	a
Amortization of acquired intangibles		172	a			689	a
Acquisition step-up amortization (1)		31	a			282	a
Acquisition/divestiture-related costs		8	a			95	a
CCR gain		(318)	a			(318)	a
Viessmann-related hedges		—	a			86	a
Gain on liability adjustment (2)		—	a			(46)	a
Debt extinguishment (gain)		—	b			(97)	b
Debt prepayment costs		9	b			32	b
Total adjustments		$(87)				$831

Tax effect on adjustments above		$(35)				$(262)
Tax specific adjustments (3)		662				662
Total tax adjustments		$627	c			$400	c

Diluted shares outstanding	903.4			903.4	911.7			911.7

Diluted earnings per share:
Continuing operations	$(0.05)			$0.54	$1.22			$2.56
(1) Amortization of the step-up to fair value of acquired inventory and backlog.
(2) Gain associated with an adjustment to our tax-related liability owed to UTC.
(3) Tax expense associated with the integration of the Viessmann and Carrier legal entity structure.

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Earnings (Loss), Earnings Per Share, and Effective Tax Rate

	(Unaudited)
	Three Months Ended December 31, 2023				Year Ended December 31, 2023
(In millions, except per share amounts)	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Net sales	$4,316	$—		$4,316	$18,951	$—		$18,951

Operating profit	$539	(128)	a	$411	$2,160	489	a	$2,649
Operating margin	12.5%			9.5%	11.4%			14.0%

Earnings before income taxes	$504	(111)	a,b	$393	$1,999	538	a,b	$2,537
Income tax (expense) benefit	$(68)	(3)	c	$(71)	$(521)	(47)	c	$(568)
Effective tax rate	13.5%			18.1%	26.1%			22.4%

Earnings from continuing operations attributable to common shareowners	$417	$(114)		$303	$1,387	$491		$1,878

Summary of Adjustments:
Restructuring costs		$32	a			$75	a
Amortization of acquired intangibles		35	a			143	a
Acquisition step-up amortization (1)		10	a			41	a
Acquisition/divestiture-related costs		65	a			123	a
Viessmann-related hedges		(272)	a			96	a
TCC acquisition-related gain (2)		—	a			8	a
Bridge loan financing costs (3)		19	a,b			52	a,b
Total adjustments		$(111)				$538

Tax effect on adjustments above		$(20)				$(83)
Tax specific adjustments		17				36
Total tax adjustments		$(3)	c			$(47)	c

Diluted shares outstanding	854.2			854.2	853.0			853.0

Diluted earnings per share:
Continuing operations	$0.49			$0.36	$1.63			$2.20
(1) Amortization of the step-up to fair value of acquired inventory and backlog.
(2) The carrying value of our previously held TCC equity investments were recognized at fair value and subsequently adjusted.
(3) Includes commitment fees recognized in Operating profit.

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

Components of Changes in Net Sales

Three Months Ended December 31, 2024 Compared with Three Months Ended December 31, 2023

	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
HVAC	11%	—%	26%	—%	37%
Refrigeration	(6)%	—%	(27)%	—%	(33)%
Consolidated	6%	—%	13%	—%	19%

Year Ended December 31, 2024 Compared with Year Ended December 31, 2023

	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
HVAC	5%	—%	21%	—%	26%
Refrigeration	(1)%	—%	(8)%	—%	(9)%
Consolidated	3%	—%	16%	—%	19%

Free Cash Flow Reconciliation

	(Unaudited)
	Year Ended December 31,
(In millions)	2024	2023
Net cash flows provided by operating activities	$563	$2,607
Less: Capital expenditures - continuing operations	(519)	(439)
Less: Capital expenditures - discontinued operations	(14)	(30)
Free cash flow	$30	$2,138

Net Debt Reconciliation

	(Unaudited)
	As of December 31,
(In millions)	2024	2023
Long-term debt	$11,026	$14,242
Current portion of long-term debt	1,252	51
Less: Cash and cash equivalents	3,969	9,852
Net debt	$8,309	$4,441

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

Discontinued operations, net of tax Reconciliation

(Unaudited)
Year Ended December 31,
(In millions, except per share amounts)	2024
Discontinued operations, net of tax	$4,496

Summary of adjustments, net of tax:
Divestiture-related costs	$154
Restructuring	15
Gain on sale of discontinued businesses	(5,176)
AFFF legal reserve	565
Tax specific adjustments	250
Total adjustments	$(4,192)

Adjusted Discontinued operations, net of tax	$304
Adjusted diluted earnings per share	$0.34

Diluted EPS Reconciliation - Adjusted

(Unaudited)
Year Ended December 31,
2024
Continuing operations	$2.56
Discontinued operations	0.34
Total	$2.90